Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Diebold, Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 33-32960, 33-39988, 33-55452, 33-54677, 33-54675, 333-32187, 333-60578, 333-162036, 333-162037, and 333-162049) on Form S-8 of Diebold, Incorporated and subsidiaries, of our reports dated March 1, 2010, with respect to the consolidated balance sheets of Diebold, Incorporated and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Diebold, Incorporated and subsidiaries.

Our report on the consolidated financial statements refers to the adoption of the provisions of Emerging Issues Task Force (EITF) Issue No. 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance, and EITF Issue No. 06-4, Accounting for Deferred Compensation and Post Retirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements (included in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 715, Compensation-Retirement Benefits), Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (included in FASB ASC Topic 715, Compensation-Retirement Benefits), effective January 1, 2008, and Statement of Financial Accounting Standards No. 157, Fair Value Measurements (included in FASB ASC Topic 820, Fair Value Measurements and Disclosures), effective January 1, 2008.

Our report dated March 1, 2010, on the effectiveness of internal control over financial reporting as of December 31, 2009, expresses our opinion that Diebold, Incorporated did not maintain effective internal control over financial reporting as of December 31, 2009, because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states material weaknesses related to Diebold, Incorporated’s selection, application and communication of accounting policies and controls over income taxes have been identified and included in Management’s Report on Internal Control over Financial Reporting appearing under Item 9A(b) of Diebold, Incorporated and subsidiaries’ December 31, 2009 annual report on Form 10-K.

/s/  KPMG LLP

Cleveland, Ohio
March 1, 2010